CONTACT: Tim Cruciani
Executive Vice President
715 836-9994 x118
DATE: June 3, 2009

CITIZENS COMMUNITY BANCORP OPENS NEW WALMART SUPERCENTER
IN-STORE BRANCH IN WISCONSIN RAPIDS

EAU CLAIRE, Wis.--June 3-- Citizens Community Bancorp, Inc., (NASDAQ: CZWI), the holding company for Citizens Community Federal, today announced that it recently opened its new branch in the Walmart supercenter in Wisconsin Rapids, Wis. The new full-service branch is located at 4331 8th St. S. in Wisconsin Rapids.

Said Tim Cruciani, executive vice president of Citizens Community Bancorp, Inc., "We see great opportunity in our new Wisconsin Rapids branch and look forward to offering the Walmart customers in this community expanded banking hours and improved accessibility. The opening of this new branch is a testament to Citizens' strength as a financial institution, our commitment to customer service and proven track record of serving local communities in the upper Midwest."

As previously announced, the Company plans to open three additional branches in Plover and Shawano, Wis., and Oak Park Heights, Minn., in 2009.

About Citizens Community Bancorp, Inc.

Citizens Community Bancorp, Inc., based in Eau Claire, Wis., is the holding company for Citizens Community Federal, a federal savings association operating 23 full-service banking offices in Wisconsin, Minnesota and Michigan. Please visit us online at
www.citizenscommunityfederal.net.

(more)

Citizens Community Bancorp, Inc.
June 3, 2009

Except for historical information contained herein, the matters contained in this news release and other information in the Company's SEC filings, may express "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements that are other than statements of historical facts. The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the Company's business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the Company of technology enhancements for its products and operating systems, the impact of the Company to successfully integrate acquired companies, Congressional legislation, changes in regulatory or generally accepted accounting principles and similar matters. Readers are cautioned not to place undue reliance on forward-looking statements that are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.

Citizens Community does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated and unanticipated events or circumstances after the date of such statements.

###